UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01

Item 2.01   Completion of Acquisition of Disposition of Assets.

On May 1, 2015, Hartman Short Term Income Properties XX, Inc. (the “Company”), through Hartman Hillcrest LLC (“Hillcrest LLC”), an indirect, wholly-owned subsidiary of the Company, acquired a fee simple interest in a nine building office complex commonly known Commerce Plaza Hillcrest (the “Hillcrest Property”), containing approximately 203,688 square feet of office space located in Dallas, Texas.

Hillcrest LLC acquired the Hillcrest Property from 12830 Hillcrest Road Investors LP, an unrelated third party seller, for a purchase price, as amended, of $11,400,000, exclusive of closing costs.  Hillcrest LLC financed the payment of the purchase price for the Hillcrest Property with proceeds from the Company’s ongoing public offering.  The Hillcrest Property is secured by a deed of trust in favor of Hartman XX Limited Partnership, the sole member of Hillcrest LLC.  The terms of the financing are discussed at Item 2.03 below.

The Hillcrest Property was built in 1973.  The Hillcrest Property is approximately 63% occupied by 95 tenants as of May 1, 2015.  There is no current tenant who occupies 10% or more of the property.  The largest single tenant occupies approximately 4.6% of the property.  The top ten tenants occupy approximately 22% of the property and comprise approximately 37% of the current annual base rent.

An acquisition fee of approximately $285,000 was earned by Hartman Advisors LLC, the Company’s advisor (the “Advisor”), in connection with the purchase of the Hillcrest Property.

Property Management

On April 21, 2015, Hillcrest LLC and Hartman Income REIT Management, Inc. (the “Property Manager”), an affiliate of the Company, entered into a Real Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will manage and be the exclusive leasing agent for the Hillcrest Property.  Pursuant to the terms of the Management Agreement, Hillcrest LLC will pay the Property Manager a monthly management fee of 3% of the effective gross revenues (as defined in the Management Agreement).  Hillcrest LLC will also pay a leasing fee (as defined in the Management Agreement and subject to the further terms contained therein) in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property for new leases and for the renewal of existing leases.  The Management Agreement has an initial term of one year and will be automatically extended on an annual basis unless either party gives 30 days’ prior written notice of its desire to terminate the Management Agreement.  Hillcrest LLC or the Property Manager may terminate the Management Agreement in the event of default by the other party if such default is not cured within ten (10) days after written notice from the other party, provided that if the default cannot be reasonably cured within the ten (10) day period, the cure period shall be reasonably extended provided the party obligated to cure such default endeavors with diligence to do so.  Hillcrest LLC may terminate the Management Agreement at any time upon written notice in the event of the Property Manager’s fraud, gross malfeasance, gross negligence or willful misconduct.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

     Arrangement of a Registrant.

On May 1, 2015, Hillcrest LLC executed a promissory note in favor of Hartman XX Limited Partnership, evidencing a loan in the amount $11,400,000.  The promissory note is secured by the Hillcrest Property.  The promissory note bears interest at the rate of 6% per annum and is payable on demand.

The material terms of the promissory note and related deed of trust described herein are qualified in their entirety by the agreements attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure

On May 8, 2015, the Company distributed a press release announcing the completion of the acquisition of the Hillcrest Property.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman Hillcrest, LLC and Hartman Income REIT Management, Inc.
10.2	Promissory Note, dated May 1, 2015, by Hartman Hillcrest, LLC in favor of Hartman XX Limited Partnership.
10.3	Deed of Trust, dated May 1, 2015, by Hartman Hillcrest LLC in favor of Hartman XX Limited Partnership.
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: May 8, 2015	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer

___________________________________________________________________

EXHIBIT INDEX

Exhibit	Description
10.1	Real Property Management Agreement, dated as of April 21, 2015 by and between Hartman Hillcrest, LLC and Hartman Income REIT Management, Inc.
10.2	Promissory Note, dated May 1, 2015, by Hartman Hillcrest, LLC in favor of Hartman XX Limited Partnership.
10.3	Deed of Trust, dated May 1, 2015, by Hartman Hillcrest LLC in favor of Hartman XX Limited Partnership.
99.1	Press Release